UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – SEPTEMBER 27, 2013

CIG WIRELESS CORP.

(Exact name of Registrant as specified in its charter)

NEVADA	000-53677	68-0672900
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

(Address of principal executive offices)

       (678) 332-5000

(Registrant's telephone number, including area code)

             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

B. Eric Sivertsen Severance Agreement

On August 29, 2013, CIG Wireless Corp. (the “Company”) terminated the employment of Mr. B. Eric Sivertsen, who had served as the Company’s Executive Vice President of Legal and Compliance since August 2, 2013. In connection with Mr. Sivertsen’s termination, the Company has entered into a Severance Agreement with Mr. Sivertsen, dated September 27, 2013 (the “Severance Agreement”). Pursuant to the Severance Agreement, Mr. Sivertsen shall be paid severance payments equal to three months’ salary (based upon $175,000 per annum) and shall be paid for any unused vacation. The Severance Agreement also contains, among other customary provisions, an amendment to Mr. Sivertsen’s prior employment agreement revised to provide that he will not compete within two miles of any of the Company’s wireless towers for a period of twelve months from the date of his termination.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

B. Eric Sivertsen Severance Agreement

The Company has entered into a Severance Agreement with Mr. B. Eric Sivertsen, the Company’s former Executive Vice President of Legal and Compliance, as described in Item 1.01 above, which is incorporated herein by reference thereto.

# # #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIG WIRELESS CORP.

By:	/s/ Paul McGinn
Name: Paul McGinn
Title: President and Chief Executive Officer

Date: October 3, 2013